Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282661

PROSPECTUS SUPPLEMENT

(To prospectus dated October 25, 2024)

Up to $40,000,000

COMMON STOCK

We have entered into an Open Market Sale AgreementSM, or sales agreement, with Jefferies LLC (“Jefferies”), dated October 15, 2024, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $40,000,000 from time to time through or to Jefferies, acting as our agent or principal.

Shares of our common stock are listed on the Nasdaq Capital Market under the symbol “AEHR”. On October 24, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $15.57 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of shares of our common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves risks. You should read carefully and consider the risks referenced under“Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies LLC

Prospectus Supplement dated October 25, 2024

Comment

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of shares of our common stock. Before buying any of the shares of common stock that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference as described herein under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” and in the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision. In general, when we refer only to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus combined.

This prospectus describes the terms of this offering of shares of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or the SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date —for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Jefferies has not, authorized any other person to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. Neither we nor Jefferies take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus or any permitted free writing prospectuses we have authorized for use in connection with this offering. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

Information contained on, or accessible through, our website is not part of this prospectus. We and Jefferies are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, we use the terms “AEHR,” “Aehr Test,” “company,” “we,” “us,” and “our” in this prospectus to refer to AEHR Test Systems.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-5 and in the documents incorporated by reference into this prospectus.

Company Overview

Aehr Test Systems develops and manufactures burn-in and test equipment for the semiconductor industry.

For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Corporate Information

We filed our certificate of incorporation with the Secretary of State of California on May 25, 1977.

Our principal executive offices are located at 400 Kato Terrace, Fremont, California 94539 and our telephone number is (510) 623-9400. Our website address is www.aehr.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

S-3

THE OFFERING

Shares of common stock offered by us	Shares of our common stock having an aggregate offering price of up to $40,000,000.
Shares of common stock to be outstanding immediately after this offering

Up to 32,080,610 shares, assuming sales of 2,496,878 shares of common stock are made in this offering at an offering price of $16.02 per share, which was the last reported sale price of shares of our common stock on the Nasdaq Capital Market on October 11, 2024. The actual number of shares that may be issued will vary depending on the sales price under this offering.

Manner of offering

“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other existing trading market for shares of our common stock through or to Jefferies LLC, as agent or principal. See the section entitled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes which may include, among other things, increasing our working capital and inventory, funding research and development, commercial activities and capital expenditures. See the section entitled “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	AEHR

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 29,583,732 shares of common stock outstanding as of August 30, 2024, excluding, in each case as of such date:

•	687,655 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $4.38 per share;
•	816,644 shares of common stock issuable upon vesting of outstanding restricted stock units;

•

727,464 shares of common stock reserved for issuance pursuant to future awards under our 2023 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

325,875 shares of common stock reserved for future issuance under our Amended and Restated 2006 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

S-4

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, including the risk factors and other information contained in or incorporated by reference into this prospectus before investing in any of our securities. Our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

Risks Relating to this Offering

Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering. The net proceeds from this offering will be used for general corporate purposes, which may include, among other things, increasing our working capital and inventory, funding research and development, commercial activities, and capital expenditures. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,496,878 shares are sold at a price of $16.02 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 11, 2024, for aggregate proceeds of $40,000,000 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $12.46 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of August 30, 2024 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. In addition, shares issuable upon vesting or exercise of outstanding equity awards and warrants may result in further dilution.

S-5

The actual number of shares of common stock we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Jefferies at any time throughout the term of the sales agreement. The number of shares of common stock that are sold by Jefferies after our delivery of a placement notice will depend on the market price of the shares of common stock during the sales period and limits we set with Jefferies. Because the price per share of each share sold will fluctuate based on the market price of shares of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will or may be ultimately issued.

The shares of common stock offered hereby will be sold in “at the market offerings,” and investors who buy common stock at different times will likely pay different prices.

Investors who purchase shares of common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

S-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

•	our future research and development programs;

•	the implementation of our business model, strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	our use of proceeds from this offering;

•	our financial performance; and

•	developments relating to our competitors and our industry.

Any forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

S-7

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Jefferies as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate purposes, which may include, among other things, increasing our working capital and inventory, funding research and development, commercial activities and capital expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

S-8

DILUTION

Dilution to purchasers in this offering represents the difference between the amount per share of common stock paid by purchasers of shares of common stock in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering. The data in this section are derived from our balance sheet as of August 30, 2024. Net tangible book value per share of common stock is equal to our total tangible assets less the amount of our total liabilities, divided by the sum of the number of shares of common stock outstanding as of August 30, 2024. Our net tangible book value as of August 30, 2024 was $75.6 million, or $2.56 per share of common stock.

We present dilution on an as adjusted basis to give effect to our receipt of the estimated net proceeds from the sale of shares of our common stock in this offering, based on an assumed public offering price of $16.02 per share of common stock, the last reported sale price of our common stock on The Nasdaq Capital Market on October 11, 2024, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Our as adjusted net tangible book value as of August 30, 2024 would have been $114.1 million, or $3.56 per share of common stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.00 per share of common stock and immediate dilution in net tangible book value to purchasers of shares of common stock in this offering of $12.46 per share of common stock. The following table illustrates this dilution per share of common stock:

Assumed public offering price per share of common stock		$16.02
Net tangible book value per share of common stock as of August 30, 2024	$2.56
Increase in as adjusted net tangible book value per share of common stock attributable to purchasers of shares of common stock in this offering	$1.00
As adjusted net tangible book value per share of common stock immediately after this offering		$3.56
Dilution per share of common stock to purchasers of shares of common stock in this offering		$12.46

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from an assumed offering price of $16.02 per share shown in the table above, assuming all of our common stock in the aggregate amount of $40.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $3.57 per share and would increase the dilution in net tangible book value per share to new investors to $13.45 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from an assumed offering price of $16.02 per share shown in the table above, assuming all of our common stock in the aggregate amount of $40.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $3.54 per share and would decrease the dilution in net tangible book value per share to new investors to $11.48 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

To the extent that outstanding options are exercised or outstanding restricted stock awards vest, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Further, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion is based on 29,583,732 shares of common stock outstanding as of August 30, 2024 and excludes:

•	687,655 shares of common stock issuable upon the exercise of outstanding stock options having a weighted-average exercise price of $4.38 per share;
•	816,644 shares of common stock issuable upon vesting of outstanding restricted stock units;

•

727,464 shares of common stock reserved for issuance pursuant to future awards under our 2023 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan; and

•

325,875 shares of common stock reserved for future issuance under our Amended and Restated 2006 Employee Stock Purchase Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

S-9

PLAN OF DISTRIBUTION

We have entered into an Open Market Sale AgreementSMwith Jefferies LLC, or Jefferies, under which we may offer and sell up to $40,000,000 of our shares of common stock from time to time through Jefferies acting as agent. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for the fees and disbursements of its counsel, payable upon execution of the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel not to exceed $15,000 in connection with each diligence bring-down thereafter. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jefferies under the terms of the sales agreement, will be approximately $250,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Capital Market on the day following each day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of our shares of common stock on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the sales agreement and (2) the termination of the sales agreement as permitted therein. We and Jefferies may each terminate the sales agreement at any time upon ten days’ prior notice.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to our registration statement on Form S-3 of which this prospectus is a part.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

This prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus electronically.

S-10

LEGAL MATTERS

Unless otherwise specified in this prospectus, the validity of the shares of common stock being offered hereby will be passed upon for us by Latham & Watkins LLP. Covington & Burling LLP, New York, New York, is counsel to Jefferies in connection with this offering.

EXPERTS

The consolidated financial statements of Aehr Test Systems as of May 31, 2024 and 2023 and for each of the three years in the period ended May 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

S-11

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC, and we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules and our reports, proxies, information statements and other information filed with the SEC.

Our filings are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. We also maintain a website at www.aehr.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus (or any document incorporated by reference herein).

S-12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information.  Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended May 31, 2024, filed with the SEC on July 30, 2024;

•	Our Quarterly Report on Form 10-Q for the quarter ended August 30, 2024, filed with the SEC on October 11, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 11, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on August 1, 2024, September 6, 2024 and October 22, 2024; and

•

The description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K, filed with the SEC on August 27, 2021 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

AEHR TEST SYSTEMS

400 KATO TERRACE

FREMONT, CALIFORNIA 94539

(510) 623-9400

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

S-13

Up to $40,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Jefferies LLC

October 25, 2024